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                                                                Exhibit 10.31


                                SUPPLY AGREEMENT


     This Agreement is made this 4 day of DEC, 1994 by and between Iomed, Inc. ("Iomed"), 1290 West 2320 South, Salt Lake City, Utah 84119 and Luitpold Pharmaceuticals, Inc./American Regent Laboratories Inc., ("American Regent Inc. or Luitpold") 1 Luitpold Drive, Shirley, NY 11967. Iomed and American Regent Inc. or Luitpold, for the purposes of this Agreement, may be referred to jointly as the "Parties".

     Iomed desires to purchase its requirements of Dexamethasone 0.4% injection, USP, from American Regent Inc. and American Regent Inc. agrees to sell to Iomed its requirements of such Product. Iomed will market the Product for use in conjunction with Iomed's Iontophoretic Delivery System.

     Therefore, in consideration of the premises and the mutual promises and agreements contained herein, Iomed and American Regent Inc. agree as follows:


1. Product.

     For purposes of this Agreement, the term "Product" shall mean Dexamethasone Sodium Phosphate 0.4% injection, USP, packaged on 30ml SVP fliptop containers (ANDA#87-440) and labeled for iontophoretic administration with Iomed's Iontophoretic Delivery System. A single 30ml SVP fliptop container of Product is referred to as a "Unit" for the purposes of this Supply Agreement.


2. Custom Product Development.

     Promptly after the execution of this Agreement, the Parties shall undertake to develop a custom labeled packaged product suitable for marketing with Iomed's Iontophoretic Delivery System and suitable for manufacturing on American Regent Inc.'s standard packaging equipment for fliptop containers. The Parties shall use their reasonable best efforts to successfully complete the product development and to obtain U.S. Food and Drug Administration ("FDA") marketing approval of the Product. It is understood and agreed that
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there is no guarantee that the product development will be successful and no representation or warranty of any kind is given by either party that a marketable Product will result from the development.


3. American Regent Inc.'s Responsibilities.

     The objective of the product development shall be for American Regent Inc. to assist Iomed as required in obtaining regulatory approval for sale of the Product. The Product will then be manufactured by American Regent Inc. and sold to Iomed for resale by Iomed. American Regent Inc. shall have the following development responsibilities:

     a. Manufacture at American Regent Inc.'s plant, ***** Units of Product (at a price of *****/Unit to Iomed) for use in clinical studies to be carried out by Iomed to support FDA filings for device and drug labeling approvals.

     b. Provide authorization to Iomed to reference Luitpold's Abbreviated New Drug Application (#87-440), as appropriate for Pre-market Approval submissions by Iomed. Assist Iomed, as reasonably requested, in preparation of regulatory submissions for the Product and provide such other assistance as Iomed may reasonably require.

     c. Using American Regent Inc.'s graphics studio, typeset final label and carton copy from artwork provided by Iomed and generate proofs and negatives suitable for printing.


4. Iomed's Regulatory Submissions.

     Iomed agrees that American Regent Inc. shall have the right to copies of Iomed's proposed Pre-market Approval submissions. Iomed further agrees that American Regent Inc. shall participate with Iomed in responding to questions from the FDA regarding regulatory submissions applicable to the Product. Iomed shall respond to questions relating to its device and the clinical studies. American Regent Inc. shall respond to questions relating to the Product.

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5. Manufacture and Supply of Product.

          5.1 Purchase and Sale of Product - Iomed Requirements. During the term of this Agreement and pursuant to the terms and conditions hereof, American Regent Inc. agrees to manufacture, sell and deliver Product exclusively to Iomed and Iomed agrees to purchase its total requirements of Product from American Regent Inc.

          5.2 Orders and Delivery Variances. Unless otherwise agreed to by the Parties, an order quantity, if any, shall be in multiples of ***** Units and in quantities not less than ****** Units. The maximum order quantity shall be ******* Units per month. The maximum and minimum order sizes may be adjusted from time to time by written agreement of the Parties. Delivery of Product by American Regent Inc. may vary from quantities ordered by Iomed by plus or minus *** percent *****. Such deliveries shall be in full compliance with this Agreement.

5.3 Manufacture of Product.

               5.3.1 Luitpold shall manufacture Product in accordance with the Product Specifications for American Regent Inc., Product Number 4930-25. Such Product Number may be modified from time to time by Luitpold. The Product shall be labeled by American Regent Inc. in accordance with FDA approved label copy and as mutually approved by the Parties.

               5.3.2 Luitpold's quality control procedures and in-plant quality control checks on the production of Product for Iomed shall be applied in the same manner as those procedures and checks are applied to products manufactured for sale directly by American Regent Inc. as American Regent Inc. products. Luitpold shall provide a certificate of analysis with each shipment of Product.

               5.3.3 Iomed shall have a period of ************* days from the date of receipt to inspect and reject any shipment of Product on the grounds that it does not conform with the Product Specifications. Iomed shall have the right to return any Product which does not conform. All or part of any shipment may be held for Luitpold's disposition if found to be not in conformance with the Product Specifications, provided Luitpold confirms
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          such nonconformance through generally accepted quality control procedures. Luitpold shall have ********** days from the effective date of rejection (written notice) by Iomed in which to confirm nonconformance. Failure to confirm within such ********** day period shall constitute agreement with Iomed's rejection of Product. Luitpold may, at its discretion, send Product to an independent third party for analysis of conformance. After Luitpold confirms nonconformance, Luitpold shall have a period of ********** days to replace such nonconforming Product. Replacement with conforming Product shall be Iomed's sole and exclusive remedy for any nonconforming Product delivered hereunder. Shipment of rejected Product to American Regent Inc. and shipment of replacement Product to Iomed shall be at American Regent Inc.'s expense and by the carrier designated by American Regent Inc.

               5.3.4 American Regent Inc. hereby approves placement of a descriptive private label with Iomed's trademark and/or Iomed's trademark on the Product. Any material changes to the descriptive label must be approved by American Regent Inc. prior to implementing such changes.

          5.4 Price and Payment

               5.4.1 Product shall be delivered by American Regent Inc. at prices set forth in Exhibit A of this Agreement. The prices are based on standard American Regent Inc. packaging components with custom Iomed print copy as approved by American Regent Inc. for manufacturability.

               5.4.2 American Regent Inc. shall invoice Iomed upon delivery of Product. *****

               5.4.3 Any federal, state, county or municipal sales or use tax, excise or similar charge, or any other tax assessment (other than that assessed against income), license or other



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          charge lawfully assessed and normally charged on the manufacture, sale or transportation of Product sold pursuant to this Agreement shall be paid by Iomed.

          5.5   Delivery.

               Product shall be delivered to Iomed, or an Iomed designee, F.O.B. plant and title shall pass to Iomed at such point.


          5.6   Orders and Forecasts.

               5.6.1 American Regent Inc. and Iomed shall cooperate fully in estimating and scheduling production for the first firm order to be placed by Iomed. The first firm order shall cover a period of three
          (3) consecutive calendar months, Thereafter, firm orders shall be placed monthly and shall cover the next succeeding third month. At the time Iomed places its firm monthly orders, Iomed shall provide to American Regent Inc. Iomed's estimate of its monthly requirements for the next succeeding nine (9) calendar month period. It is the intent that at all times American Regent Inc. shall have in hand firm monthly orders covering the current three (3) calendar month period and Iomed's estimates of its monthly requirements for the next succeeding nine (9) calendar month period.

               5.6.2 Each Iomed purchase order for Product shall be governed by the terms of this Agreement and none of the provisions of such purchase order shall be applicable except those specifying quantity ordered, delivery dates, shipping instructions and invoice information.


          5.7 Guarantees and Warranties.

               5.7.1 Luitpold guarantees to Iomed that Product delivered to
          Iomed pursuant to this Agreement shall, at the time of delivery, not be adulterated or misbranded within the meaning of the Federal Food, Drug, and Cosmetic Act, as amended, or within the meaning of any applicable state or municipal law in which the definitions of adulteration and misbranding are substantially the same as those contained in the Federal Food, Drug, and Cosmetic Act, as such Act and such laws are constituted and effective at the time of
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          delivery and will not be an article which may not under the provisions of Sections 404 and 505 of such Act be introduced into interstate commerce.

               5.7.2 Luitpold warrants that Product delivered to Iomed pursuant to this Agreement shall conform with the Product Specifications and shall have been manufactured pursuant to current Good Manufacturing Practice, as prescribed by regulations promulgated by the FDA. ****

               5.7.3 ****
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6. Term and Termination.

          6.1 This Agreement shall commence on the date first above written and the initial term shall expire on January 1, 2005. Thereafter, the term shall continue automatically until terminated. This agreement may be terminated on January 1, 2005 or at anytime thereafter upon not less than one hundred eighty (180) day's prior written notice from one party to the other. Iomed may terminate this Agreement at any time by giving American Regent Inc. one hundred eighty (180) days prior written notice if Iomed discontinues sale of its Iontophoretic Delivery System for the Product.

          6.2 Either party may terminate this Agreement by giving to the other sixty (60) days prior written notice as follows:

               a. Upon the bankruptcy or the insolvency of the other party; or

               b. Upon the breach of any warranty or any other material provision of this Agreement by the other party if the breach is not cured within sixty (60) days after written notice thereof to the party in default.

          6.3 Termination, expiration, cancellation or abandonment of this Agreement through any means and for any reason shall not relieve the Parties of any obligation accruing prior thereto and shall be without prejudice to the rights and remedies of either party with respect to any antecedent breach of any of the provisions of this Agreement.


7. Force Majeure.

     Any delay in the performance of any of the duties or obligations of either party hereto (except the payment of money) shall not be considered a breach of this Agreement and the time required for performance shall be extended for a period equal to the period of such delay, provided that such delay has been caused by or is the result of any acts of God; acts of the public enemy; insurrections; riots; embargoes; labor disputes, including strikes, lockouts, job actions, or boycotts; fires; explosions; floods; shortages of material or energy; or other

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unforeseeable causes beyond the control and without the fault or negligence of the party so affected. The party so affected shall give prompt notice to the other party of such cause, and shall take whatever reasonable steps are necessary to relieve the effect of such cause as rapidly as possible.


8. Confidential Information.

          8.1 It is recognized by the Parties that during the term of this Agreement the Parties may exchange Confidential Information. Each party agrees not to disclose to any third person Confidential Information received from the other party and not to use Confidential Information received from the other party, except as authorized by the disclosing party. For purposes of this Agreement, Confidential Information shall include all information disclosed hereunder in writing and identified as being confidential or if disclosed orally is reduced to writing within thirty (60) days of oral disclosure and identified as being confidential, except any portion thereof which:;

               a. is known to the recipient before receipt thereof under this Agreement;

               b. is disclosed in good faith to the recipient after acceptance of this Agreement by a third person lawfully in possession of such information and not under an obligation of nondisclosure;

               c. is or becomes part of the public domain through no fault of the recipient;

               d. is developed by the recipient independently of and without reference to Confidential Information; or

               e. is required by law to be disclosed.

               Notwithstanding the above, nothing contained in this Agreement shall preclude Iomed or America Regent Inc. from utilizing Confidential Information as may be necessary in prosecuting patent rights of the Parties, or obtaining governmental marketing approvals, or in manufacturing Product pursuant to this Agreement. The obligations of the Parties relating to Confidential Information shall expire three (3) years after the termination of this Agreement.


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9. Independent Contractors.

     The relationship of Iomed to American Regent Inc. established by this Agreement is that of an independent contractor. Nothing contained in the Agreement shall be construed to constitute Iomed as a partner, agent or joint venturer with American Regent Inc. or as a participant in a joint or common undertaking with American Regent Inc.


10. Notices

     All notices hereunder shall be delivered personally or by registered or certified mail, postage prepaid, to the following addresses of the respective
Parties:

          American Regent Inc.
          1 Luitpold Drive
          Shirley, NY 11967
                    Attention:          Mary Jane Helenek, VP Sales & Marketing
                    With copy to:       Fred Pratt, VP of Manufacturing

          Iomed, Inc.
          1290 West 2320 South
          Salt Lake City, Utah 84119

                    Attention:          General Manager, Rehabilitative Medicine
                    With copy to:       Vice President Operations

     Notices shall be effective upon receipt if personally delivered, or on the third business day following the date of mailing. A party may change its address listed above by written notice to the other party.


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11. Applicable Law.

     This Agreement shall be construed, interpreted and governed by the laws of the State of New York, except for choice of law rules.


12. Assignment.

     Neither party shall assign this Agreement or any part thereof without the prior written consent of the other party; provided, however, American Regent Inc. may assign this Agreement to a wholly-owned subsidiary and either party, without such consent, may assign or sell the same in connection with the transfer or sale of substantially its entire business to which this Agreement pertains or in the event of its merger or consolidation with another company. Any permitted assignee shall assume all obligations of its assignor under this Agreement. No assignment shall relieve any party of responsibility for the performance of any accrued obligation which such party then has hereunder.


13. Entire Agreement.

     This Agreement constitutes the entire agreement between the Parties concerning the subject matter hereof and supersedes all written or oral prior agreements or understandings with respect thereto. No course of dealing or usage of trade shall be used to modify the terms hereof.


14. Severability.

     This Agreement is subject to the restrictions, limitations, terms and conditions of all applicable laws, governmental regulations, approvals and clearances. If any term or provision of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other term or provision, to the extent the same shall have been held to be invalid, illegal or unenforceable, had never been contained herein.
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15. Waiver - Modification of Agreement.

     No waiver or modification of any of the terms of this Agreement shall be valid unless in writing and signed by authorized representatives of both Parties. Failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of such rights nor shall a waiver by either party in one or more instances be construed as constituting a continuing waiver or as a waiver in other instances.

16. Product Recalls.

     If (a) any government authority issues a request, directive or order that the Product be recalled, or (b) a court of competent jurisdiction orders such a recall, or (c) Iomed or American Regent Inc. reasonably determine after consultation with the other that the Product should be recalled, the Parties shall take all appropriate corrective actions. If such recall results from any course or event for which American Regent Inc. is responsible, American Regent Inc. shall be responsible for the expenses of recall. In all other cases, Iomed shall be responsible for the expenses of recall. For the purposes of this Agreement, the expenses of recall shall include, without limitation, the reasonable expenses of notification and destruction or return of the recalled Product and the costs for the Product recalled which shall be equal to the purchase price paid for such Product. The Parties intending to be bound by the terms and conditions hereof have caused this Agreement to be signed by their fully authorized representatives on the date first above written.


17. Product Liability.

     Both Luitpold and Iomed will maintain product liability insurance for the Product of not less than **********.

     The parties intending to be bound by the terms and conditions hereof have caused this Agreement to be signed by their fully authorized representatives on the date first above written.


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IOMED. INC.                        LUITPOLD PHARMACEUTICALS, INC.

                                   AMERICAN REGENT LABORATORIES INC.

By: /s/  Ned M. Weinshenker        By: /s/  Ralph Lange
    -----------------------            ----------------

Dr. Ned M. Weinshenker             Mr. Ralph Lange

President & CEO                    President & CEO

Date: November 22, 1994            Date: Dec 4 1994
      -----------------                  ----------
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Exhibit A

PRICE

     Price per Unit for the 30 mL fliptop container of Product is as follows:

 QUANTITY PER ORDER           PRICE/UNIT
--------------------          ----------
10,000-74,999 Units              ****
74,999-120,000 Units             ****

1) Prices are based on Product purchased for delivery for each order. Iomed shall provide firm orders and forecasts as per paragraph 5.6.1.

2) Beginning January 1, 1996, and on each succeeding January 1 during the term hereof, prices may be adjusted by American Regent Inc. Any such adjustment shall be ****.

The Product will be bulk packaged.

Product Inserts will be provided by American Regent Inc., at our cost, to Iomed, if requested by Iomed.



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